UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 14, 2018 (June 8, 2018)

WESTINGHOUSE AIR BRAKE

TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other Jurisdiction

of Incorporation)

033-90866	25-1615902
(Commission File No.)	(I.R.S. Employer Identification No.)

1001 Air Brake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 8, 2018 (the “Closing Date”), Westinghouse Air Brake Technologies Corporation (the “Company” or “Wabtec”), and certain other subsidiaries of the Company entered into (i) a $1.2 billion revolving credit facility (the “Revolving Credit Facility”), which replaces the Company’s existing revolving credit facility, (ii) a $350.0 million term loan (the “Refinancing Term Loan”), which refinances the Company’s existing term loan, and (iii) a new $400.0 million delayed draw term loan (the “Delayed Draw Term Loan”), all pursuant to the terms and conditions of a Credit Agreement, dated as of June 8, 2018 (the “Credit Agreement”), by and among the Company, Wabtec Coöperatief U.A., as borrowers, the other borrowing subsidiaries party thereto from time to time, the lenders party thereto from time to time, PNC Bank, National Association, as Administrative Agent, and the other parties thereto. The Credit Agreement provides for a bridge loan facility (the “Bridge Loan Facility”) in an amount not to exceed $2.5 billion, such facility to become effective at the Company’s request. The Credit Agreement contains an uncommitted accordion feature allowing the Company to request, in an aggregate amount not to exceed $600.0 million, (a) increases to the borrowing commitments under the Revolving Credit Facility or (b) a new incremental term loan commitment.

The Revolving Credit Facility matures on the fifth anniversary of the Closing Date and is unsecured. The Refinancing Term Loan matures on the third anniversary of the Closing Date and is unsecured. The Delayed Draw Term Loan matures on the third anniversary of the date on which it is borrowed and is unsecured. The Bridge Loan Facility, if used, will mature on the date set forth in the definitive documentation for the Bridge Loan Facility and is unsecured. The applicable interest rate for borrowings under the Credit Agreement includes interest rate spreads based on the lower of the pricing corresponding to (i) the Company’s financial leverage or (ii) the Company’s public rating, in each case that range between 1.000% and 1.875% for LIBOR/CDOR-based borrowings and 0.000% and 0.875% for Alternate Base Rate based borrowings. The obligations of the Company under the Credit Agreement have been guaranteed by certain of the Company’s subsidiaries.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Company and certain of the Company’s other subsidiaries (collectively, the “Loan Parties”) with respect to, among other things, indebtedness, liens, fundamental changes, restricted payments and transactions with affiliates. So long as at the time of declaration, and after giving effect to such payments as at the time of declaration, no default or event of default exists and the Company is in compliance with financial statement ratios, the Company is permitted to pay dividends and make other restricted payments.

The Credit Agreement provides for customary events of default.

Some of the lenders under the Credit Agreement and/or their affiliates have or may in the future have various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting, commercial banking, letters of credit, for which the lenders and/or affiliates receive customary fees and, in some cases, out-of-pocket expenses.

The foregoing is a summary of the material terms and conditions of the Credit Agreement and is not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2018. In addition, on June 13, 2018, the Company issued a press release regarding the Credit Agreement. A copy of the press release is filed as Exhibit 99.1 to this report and is hereby incorporated by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Effective June 8, 2018, that certain Second Amended and Restated Refinancing Credit Agreement, dated as of June 22, 2016 (as amended, the “Prior Credit Agreement”), by and among the Company, Wabtec Coöperatief U.A., as borrowers, certain subsidiaries of the Company as guarantors, the lenders party thereto, PNC Bank, National Association, as Administrative Agent, and the other parties thereto was terminated, all outstanding loans thereunder repaid and all obligations thereunder released and terminated. The Prior Credit Agreement provided for a $1.2 billion revolving credit facility, which included a letter of credit sub-facility of up to $200.0 million and a swing line sub-facility of $75.0 million, and a $400.0 million delayed draw term loan. The revolving credit facility under the Prior Credit Agreement was set to mature in June 2021 and the delayed draw term loan under the Prior Credit Agreement was set to mature in June 2019. The Prior Credit Agreement also contained an uncommitted accordion feature allowing the Company to request increases to the borrowing commitments under the revolving credit facility portion of the Prior Credit Agreement of up to $400.0 million in the aggregate. The applicable interest rate for borrowings under the Prior Credit Agreement included interest rate spreads based on the Company’s total debt to EBITDA ratio. The Prior Credit Agreement provided for customary financial and other covenants and events of default.

Some of the lenders under the Prior Credit Agreement and/or their affiliates have or may have had various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting, commercial banking, letters of credit, for which the lenders and/or affiliates receive customary fees and, in some cases, out-of-pocket expenses.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Additional Information and Where to Find It

In connection with the proposed transaction between General Electric Company (“GE”) and Wabtec, Transportation Systems Holdings Inc., a newly formed wholly owned subsidiary of GE (“SpinCo”), will file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4/S-1 containing a prospectus or a registration statement on Form 10 and Wabtec will file with the SEC a registration statement on Form S-4 that will include a combined proxy statement/prospectus. If the transaction is effected via an exchange offer, GE will also file with the SEC a Schedule TO with respect thereto. This communication is not a substitute for any proxy statement, registration statement, proxy statement/prospectus or other documents GE, Wabtec and/or SpinCo may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, AND OTHER DOCUMENTS FILED BY GE, WABTEC OR SPINCO WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these materials and other documents filed with the SEC by GE, Wabtec and/or SpinCo through the website maintained by the SEC at www.sec.gov. Investors and security holders will also be able to obtain free copies of the documents filed by GE, Wabtec and/or SpinCo with the SEC from the respective companies by directing a written request to GE and/or SpinCo at General Electric Company, 41 Farnsworth Street, Boston, Massachusetts 02210 or by calling 617-443-3400, or to Wabtec at Wabtec Corporation, 1001 Air Brake Avenue, Wilmerding, PA 15148 or by calling 412-825-1543.

No Offer or Solicitation

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any investor or security holder. GE, Wabtec, SpinCo, their respective directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from shareholders of Wabtec in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the relevant materials when filed with the SEC. Information regarding the directors and executive officers of GE is contained in GE’s proxy statement for its 2018 annual meeting of stockholders, filed with the SEC on March 12, 2018, its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 23, 2018, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which was filed with the SEC on May 1, 2018 and certain of its Current Reports filed on Form 8-K. Information regarding the directors and executive officers of Wabtec is contained in Wabtec’s proxy statement for its 2018 annual meeting of stockholders, filed with the SEC on April 5, 2018, its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 26, 2018, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 which was filed with the SEC on May 4, 2018 and certain of its Current Reports filed on Form 8-K. These documents can be obtained free of charge from the sources indicated above.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press release dated June 13, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Wabtec has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Patrick D. Dugan
Patrick D. Dugan
Executive Vice President and Chief Financial Officer

Date: June 14, 2018

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